united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2023

Myson, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-56333	87-1614433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1141 W. Randolph St. Suite 200 -Chicago, IL	60607
(Address of principal executive offices)	(Zip Code)

312-642-0100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	MYSN	OTC Link

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 4, 2023, the Board of Directors of the registrant, Myson, Inc. (the “Company” or “Myson”), approved the engagement of Fruci & Associates II, PLLC (“Fruci”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending July 31, 2023. Olayinka Oyebola & Co. (“OO & Co”) served as the independent registered public accounting firm of Myson following the reverse merger between the Company and Megamile Capital, Inc. f/k/a CSF Capital, LLC d/b/a Mag Mile Capital (the “Merger”). Accordingly, OO & Co., the Company’s independent registered public accounting firm after the Merger, was informed that it would be replaced by Fruci as the Company’s independent registered public accounting firm. OO & Co. previously replaced BF Borgers CPA PC (“BF Borgers”) as the Company’s independent registered public accounting firm as set forth in the Company’s Current Report on Form 8-K filed March 31, 2023 (the “March 31, 2023 8-K”).

Neither OO & Co’s report on the Company’s balance sheets as of December 31, 2022 and 2021, and the related statements of operations and statements of cash flows for the years ended December 31, 2022 and 2021, nor, as stated in the March 31, 2023 8-K, BF Borger’s report on the Company’s balance sheets as of July 31, 2022 and 2021, the related statements of operations, stockholders’ equity and cash flows for the year ended July 31, 2022 and 2021 and for the period from July 31, 2022 to January 31, 2023, and the related notes to the financial statements (collectively, the “financial statements”), contained any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Since the engagement on March 11, 2023, of OO & Co as the Company’s independent registered public accounting firm, there were no: (i) disagreements with OO & Co on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to OO & Co’s satisfaction would have caused OO & Co to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. As stated in the March 31, 2023 8-K, during the period from July 8, 2021 (inception) to July 31, 2022 and the subsequent period through January 31, 2023, there were no: (i) disagreements with BF Borgers on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to BF Borgers’ satisfaction would have caused BF Borgers to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from July 8, 2021 (inception) to July 31, 2022, and the interim period through January 31, 2023, the Company did not consult Fruci with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by OO & Co that OO & Co concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided OO & Co with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that OO & Co furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) and, if not, stating the respects in which it does not agree. A letter from OO & Co is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

16.1	Letter from Olayinka Oyebola & Co. dated June 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 29, 2023	MYSON, INC.

	By:	/s/ Rushi Shah
Rushi Shah
President and CEO